Exhibit 3.1

CERTIFICATE OF DETERMINATION, PREFERENCES AND RIGHTS OF THE
SERIES D CONVERTIBLE PREFERRED STOCK OF
NUTRACEA

I, Bradley Edson, hereby certify that I am the President and Secretary of NutraCea (the “Company”), a corporation organized and existing under the Corporations Code of the State of California (the “Corporations Code”), and further do hereby certify:

That pursuant to the authority conferred upon the Board of Directors of the Company (the “Board”) by the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), the Board on October 14, 2008 adopted the following resolutions creating a series of 10,000 shares of Preferred Stock designated as Series D Convertible Preferred Stock, none of which shares have been issued:

RESOLVED, that the Board of Directors of the Company designates the Series D Convertible Preferred Stock and the number of shares constituting such series, and fixes the rights, preferences, privileges and restrictions relating to such series in addition to any set forth in the Articles of Incorporation as follows:

TERMS OF SERIES D CONVERTIBLE PREFERRED STOCK

1.      Designation and Number of Shares. There shall hereby be created and established a series of preferred stock of the Company designated as “Series D Convertible Preferred Stock” (the “Series D Preferred Stock”). The authorized number of shares of Series D Preferred stock shall be 10,000 shares.

2.      Dividends. Each holder of a share of Series D Preferred Stock (each, a “Holder” and collectively, the “Holders”) shall be entitled to receive dividends (“Dividends”) payable on the Stated Value (as defined below) of each share of Series D Preferred Stock held by such Holder at the Dividend Rate (as defined below) in the manner provided below in this Section 2. Dividends on each share of Series D Preferred Stock shall accrue daily at the Dividend Rate, commence accruing on the Initial Issuance Date (as defined below) (including for shares of Series D Preferred Stock issued on or after the Initial Issuance Date pursuant to the Series B Warrants (as defined below)), be computed on the basis of a 360-day year consisting of twelve 30-day months and be payable (in the manner provided below in this Section 2) in arrears for each Calendar Quarter (as defined below) on the first day following the end of each Calendar Quarter during the period beginning on the Initial Issuance Date and ending on, and including, the Final Redemption Date (each, a “Dividend Date”), with the first Dividend Date being January 1, 2009. If a Dividend Date is not a Business Day (as defined below), then the applicable Dividends shall be due and payable on the first (1st) Business Day immediately following such Dividend Date. Dividends shall be payable in shares of Common Stock (as defined below) (“Dividend Shares”) or, at the option of the Company, in cash; provided, however, that unless the Equity Conditions (as defined below) are and remain satisfied (or are waived by the applicable Holder) during the entire period commencing ten (10) Trading Days prior to the applicable Dividend Date through the later of such Dividend Date or the date on which the applicable Dividends are paid, the applicable Dividends shall be payable only in cash; and provided further that, except to the extent Dividends are required to be paid in cash pursuant to the foregoing proviso, Dividends shall be paid in cash only if the Company has elected to pay in cash in the applicable Dividend Notice (as defined below). The Company shall provide a written notice (the “Dividend Notice”) to each Holder of shares of Series D Preferred Stock at least ten (10) Trading Days prior to each applicable Dividend Date (the “Dividend Notice Date”) indicating either that the entire Dividends are to be paid in cash or confirming that the entire Dividends shall be paid in Dividend Shares (any election by the Company to pay in cash shall apply to all Holders of the then outstanding shares of Series D Preferred Stock); provided, that if the applicable Dividend Notice indicates payment in Dividend Shares, such Dividend Notice shall contain a certification that the Equity Conditions are satisfied as of the applicable Dividend Notice Date (unless waived by the applicable Holder). If the Equity Conditions were satisfied as of the applicable Dividend Notice Date but the Equity Conditions are no longer satisfied at any time prior to or on the Dividend Date, the Company shall provide each Holder a subsequent notice to that effect indicating that unless such Holder waives the Equity Conditions, the applicable Dividends shall be paid in cash to such Holder, and if such waiver is not received from such Holder by the applicable Dividend Date then the applicable Dividends shall be paid in cash to such Holder. The Company shall be required to provide a Dividend Notice electing to pay Dividends in cash if any of the Equity Conditions are not satisfied as of the applicable Dividend Notice Date, and the applicable Dividends shall be paid in cash to a Holder if a waiver of the Equity Conditions is not received from such Holder by the applicable Dividend Date. The amount payable on a Dividend Date in respect of Dividends on each share of Series D Preferred Stock shall equal the Additional Amount (as defined below) thereon. Dividends paid in Dividend Shares shall be paid in a number of freely tradable, fully paid and non-assessable shares of Common Stock equal to the quotient of (i) the Additional Amount divided by (ii) the Stock Dividend Rate (as defined below), provided that no fractional shares of Common Stock shall be issued pursuant to the foregoing quotient and the portion of such Additional Amount that would result in the issuance of fractional shares of Common Stock shall instead be payable by the Company in cash on the applicable Dividend Date. If any Dividend Shares are to be issued on a Dividend Date, then the Company shall (X) provided the Company’s designated transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of a Holder made before the applicable Dividend Date, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, within three (3) Trading Days of the applicable Dividend Date, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to such Holder, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled within two (2) Trading Days of the applicable Dividend Date. Notwithstanding anything contained in this Certificate of Determination to the contrary, no certificate representing Dividend Shares or shares of Common Stock issued upon conversion of a share of Series D Preferred Stock shall bear any restrictive or other legend (other than the legend expressly required by Section 3(d)(vii)).

3.      Conversion. Each share of Series D Preferred Stock shall be convertible into shares of Common Stock (as defined below) on the terms and conditions set forth in this Section 3.

(a)           Certain Defined Terms. For purposes of this Certificate of Determination, the following terms shall have the following meanings:

(i)           “1934 Act” means the Securities Exchange Act of 1934, as amended.

(ii)          “Additional Amount” means, as of a particular date of determination, with respect to each share of Series D Preferred Stock, the product of (x) the result of the following formula: (1) the Dividend Rate multiplied by (2) the quotient of N divided by 360; multiplied by (y) the Stated Value.

(iii)        “Aggregate Redemption Amount” means (i) with respect to each Redemption Date (other than the Final Redemption Date), the greater of (A) $556,000 or (B) the sum of (I) $556,000 plus (II) the quotient of (X) the aggregate Stated Value of all shares of Series D Preferred Stock issued on or after the Initial Issuance Date pursuant to the Series B Warrants divided by (Y) nine (9) (with such quotient being rounded up to the nearest thousand) and (ii) with respect to the Redemption Date that is the Final Redemption Date, the aggregate Stated Value of all shares of Series D Preferred Stock issued and outstanding as of the Final Redemption Date.

(iv)        “Automatic Conversion Price” means, as of a particular date of determination, the lower of (i) the then applicable Conversion Price and (ii) the price which shall be computed as 90% of the arithmetic average of the VWAP of the Common Stock on each of the ten (10) consecutive Trading Days immediately preceding the applicable Redemption Date (each such period, an “Automatic Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such Automatic Conversion Measuring Period.

(v)         “Bloomberg” means Bloomberg Financial Markets.

(vi)        “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(vii)       “Calendar Quarter” means each of the following periods:  (1) the period beginning on and including January 1 and ending on and including March 31; (2) the period beginning on and including April 1 and ending on and including June 30; (3) the period beginning on and including July 1 and ending on and including September 30; and (4) the period beginning on and including October 1 and ending on and including December 31.

(viii)      “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 3(d)(iii). The resolution of such dispute shall be binding on all Holders. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(ix)         “Common Stock” means (i) the Company’s shares of common stock, no par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(x)          “Conversion Amount” means, with respect to each share of Series D Preferred Stock, as of a particular date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon.

(xi)         “Conversion Price” means, with respect to each share of Series D Preferred Stock, as of any Conversion Date or other particular date of determination, $0.55, subject to adjustment as provided herein.

(xii)        “Conversion Share Ratio” means, as to any applicable Redemption Date, the quotient of (i) the number of Pre-Redemption Conversion Shares delivered in connection with such Redemption Date divided by (ii) the number of Post-Redemption Conversion Shares applicable to such Redemption Date.

(xiii)       “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(xiv)      “Dividend Rate” means (i) eight percent (8%) per annum and (ii) for the period from and after the occurrence of a Triggering Event through such time that such Triggering Event is cured, sixteen percent (16%) per annum.

(xv)       “Dollar Failure” means, with respect to a particular date of determination, that the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Eligible Market on which the Common Stock is listed as of such date of determination over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination is less than $250,000.

(xvi)      “Eligible Market” means The New York Stock Exchange, Inc., the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the American Stock Exchange or the Principal Market.

(xvii)     “Equity Conditions” means: (i) on each day during the period beginning one month prior to the applicable date of determination and ending on and including the applicable date of determination, the Registration Statement shall be effective and the prospectus contained therein shall be available for use for the sale all of the Securities unless all the Securities are otherwise freely tradable without restriction by the Holders; (ii) on each day during the period beginning one month prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the shares of Common Stock are listed or designated for quotation on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring) or pending either (A) in writing by such Eligible Market or (B) by falling below the minimum listing maintenance requirements of the Eligible Market on which the shares of Common Stock are then listed; (iii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock on a timely basis as set forth in Section 3(d)(v) hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents (including, without limitation, under the Warrants); (iv) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 7 hereof; (v) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the shares of Common Stock are then listed; (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause the Registration Statement to not be effective or the prospectus contained therein to not be available for use for the sale of all of the Securities (disregarding any limitation on conversion or exercise contained therein) unless all the Securities are otherwise freely tradable without restriction by the Holders; (viii) no Holder shall be in possession of any material, non-public information provided to any of them by the Company or any of its affiliates or representatives; (ix) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with and shall not have breached in any material respect any provision, covenant, representation or warranty of any Transaction Document; and (x) on each day during the Equity Conditions Measuring Period, there shall not have occurred a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event.

(xviii)    “Equity Conditions Failure” means that on any day during the period commencing ten (10) Trading Days prior to the applicable Company Redemption Notice Date through the later of the applicable Redemption Date and the date on which the applicable shares of Common Stock are actually delivered to the applicable Holder, any of the Equity Conditions have not been satisfied (or waived in writing by such Holder).

(xix)       “Equity Value Redemption Premium” means 135%.

(xx)        “Excluded Securities” means, collectively, (A) shares of Common Stock or standard options to purchase Common Stock issued to directors, officers, employees or consultants of the Company in connection with their service as directors or officers of the Company, their employment by the Company or their retention as consultants by the Company pursuant to an equity compensation program or other contract or arrangement approved by the Board (or the compensation committee of the Board) for consideration per share or having an exercise price (as the case may be) (as determined pursuant to the provisions of Section 3(f)(i) hereof) less than the Conversion Price in effect on the date of issuance, provided that all such issuances of shares of Common Stock (including, shares issuable upon exercise of such standard options) after the Subscription Date pursuant to this clause (A) that are not described in clause (B) below do not, in the aggregate, exceed more than 2.5% of the Common Stock issued and outstanding immediately prior to the Subscription Date (as adjusted for any stock dividend, stock split, stock combination or other similar transaction) (excluding, for purposes of the foregoing 2.5% calculation, shares of Common Stock issuable upon exercise of such standard options issued after the Subscription Date that have been terminated or forfeited), provided further that all such issuances must be for consideration per share or have an exercise price (as the case may be) (as determined pursuant to the provisions of Section 3(f)(i) hereof) greater than or equal to the Closing Sale Price of the Common Stock on the date of such issuance; (B) shares of Common Stock issued upon the conversion or exercise of Convertible Securities or Options issued prior to the Subscription Date, provided that such Convertible Securities or Options have not been amended since the Subscription Date to increase the number of shares issuable thereunder or to lower the exercise or conversion price thereof or otherwise materially change the terms or conditions thereof in any manner that adversely affects any of the Holders; (C) shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock; (D) the Warrant Shares; (E) the Dividend Shares; (F) up to 1,090,910 shares of Common Stock issuable pursuant to warrants issued to the Placement Agent in connection with the transactions contemplated by the Securities Purchase Agreement; (G) shares of Common Stock issued by the Company solely as a penalty pursuant to the Prior Registration Rights Agreements; and (H) shares of Common Stock issued in connection with strategic transactions or acquisitions (the primary purpose of which is not to raise capital, and which are approved in good faith by the Board) having a price per share (as determined pursuant to the provisions of Section 3(f)(i) hereof) less than the Conversion Price in effect on the date of issuance, provided that (i) any such issuance pursuant to this clause (H) shall only be to a Person that is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company; (ii) all such issuances after the Subscription Date pursuant to this clause (H) do not, in the aggregate, exceed more than 10% of the shares of Common Stock issued and outstanding immediately prior to the Subscription Date (as adjusted for any stock dividend, stock split, stock combination or other similar transaction) and (iii) all such issuances pursuant to this clause (H) must have a price per share (as determined pursuant to the provisions of Section 3(f)(i) hereof) greater than or equal to the Closing Sale Price of the Common Stock on the date of such issuance.

(xxi)       “Final Redemption Date” means, with respect to each share of Series D Preferred Stock, the first anniversary of the Initial Issuance Date.

(xxii)      “Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any material Subsidiary to another Person, or (3) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) reorganize, recapitalize or reclassify its Common Stock (for clarification purposes, excluding customary stock splits and stock dividends), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(xxiii)     “Fundamental Transaction Redemption Premium” means 135%.

(xxiv)     “Initial Issuance Date” means October 17, 2008.

(xxv)      “Liquidation Event” means, in a single transaction or series of transactions, the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries, the assets of which constitute all or substantially all of the assets or business of the Company and its Subsidiaries taken as a whole.

(xxvi)     “N” means the number of days from and including the last Dividend Date with respect to which Dividends have been paid by the Company on shares of Series D Preferred Stock, or the Initial Issuance Date if no Dividend Date has occurred, through and including the day immediately before the Conversion Date or other date of determination for each share of Series D Preferred Stock (as the case may be) for which such determination is being made.

(xxvii)    “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(xxviii)   “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(xxix)      “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(xxx)      “Placement Agent” means Rodman & Renshaw LLC.

(xxxi)      “Pro Rata Amount” means, as of the applicable date of determination, with respect to a particular Holder, a fraction (i) the numerator of which is the aggregate number of shares of Series D Preferred Stock held by such Holder as of such date and (ii) the denominator of which is the aggregate number of shares of Series D Preferred Stock outstanding as of such date.

(xxxii)     “Post-Redemption Conversion Shares” means that number of shares of Common Stock that would be required to be delivered pursuant to Section 5 on the applicable Redemption Date without taking into account the delivery of any Pre-Redemption Conversion Shares.

(xxxiii)   “Pre-Redemption Conversion Price” means the lower of (i) the then applicable Conversion Price and (ii) the price which shall be computed as 90% of the arithmetic average of the VWAP of the Common Stock on each of the ten (10) consecutive Trading Days immediately preceding the delivery or deemed delivery of the applicable Company Redemption Notice. All such determinations to be appropriately adjusted for any stock split, stock dividend, stock combination or other similar transaction during such ten (10) Trading Day period.

(xxxiv)    “Principal Market” means the OTC Bulletin Board.

(xxxv)    “Prior Registration Rights Agreements” means, collectively, (i) that certain Registration Rights Agreement that was entered into by the Company and certain investors in connection with the Company’s issuance of its Series B Convertible Preferred Stock on October 4, 2005, (ii) that certain Registration Rights Agreement that was entered into by the Company and certain investors in connection with the Company’s issuance of its Series C Convertible Preferred Stock on May 12, 2006 and (iii) that certain Registration Rights Agreement that was entered into by the Company and certain investors in connection with the Company’s issuance of Common Stock on February 15, 2007.

(xxxvi)   “Redemption Amount” means, as of the applicable date of determination, with respect to a particular Holder, an amount equal to (i) the product of (1) the Aggregate Redemption Amount multiplied by (2) such Holder’s Pro Rata Amount or (ii) the aggregate Stated Value of all shares of Series D Preferred Stock then held by such Holder only if such aggregate Stated Value is less than the amount determined under the immediately preceding clause (i).

(xxxvii)  “Redemption Date” means each of the following dates: (i) February 1, 2009, (ii) March 1, 2009, (iii) April 1, 2009, (iv) May 1, 2009, (v) June 1, 2009, (vi) July 1, 2009, (vii) August 1, 2009, (viii) September 1, 2009, and (ix) the Final Redemption Date.

(xxxviii) “Registration Statement” means the registration statement on Form S-3, as amended (Registration Number 333-148929), filed by the Company with the SEC and declared effective by the SEC on April 8, 2008.

(xxxix)    “Required Holders” means, as of a particular date of determination, the Holders of all of the shares of Series D Preferred Stock outstanding as of such date.

(xl)         “SEC” means the Securities and Exchange Commission.

(xli)        “Securities” means, collectively, the shares of Series D Preferred Stock, the shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock, the Warrants, the Warrant Shares and the Dividend Shares.

(xlii)       “Securities Purchase Agreement” means that certain securities purchase agreement by and among the Company and the initial Holders, dated as of the Subscription Date, as such agreement may be amended from time to time as provided in such agreement.

(xliii)      “Series A Warrants” means, collectively, all of the Series A Warrants to purchase Common Stock issued by the Company pursuant to the terms of the Securities Purchase Agreement, including all warrants issued in exchange therefor or replacement thereof.

(xliv)      “Series B Warrants” means, collectively, all of the Series B Warrants to purchase shares of Series D Preferred Stock issued by the Company pursuant to the terms of the Securities Purchase Agreement, including all warrants issued in exchange therefor or replacement thereof.

(xlv)       “Series C Warrants” means, collectively, all of the Series C Warrants to purchase Common Stock issued by the Company pursuant to the terms of the Securities Purchase Agreement, including all warrants issued in exchange therefor or replacement thereof.

(xlvi)     “Stated Value” means $1,000 (adjusted for any stock dividend, stock split or other similar transaction with respect to the shares of Series D Preferred Stock).

(xlvii)     “Stock Dividend Rate” means, with respect to each applicable Dividend Date, the price which shall be computed as 90% of the arithmetic average of the VWAP of the Common Stock on each of the ten (10) consecutive Trading Days immediately preceding (but not including) such Dividend Date. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

(xlviii)   “Subscription Date” means October 16, 2008.

(xlix)      “Subsidiaries” means, collectively, Persons in which the Company, directly or indirectly, owns any capital stock or holds any equity or similar interest (and individually, each a “Subsidiary”).

(l)           “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(li)         “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(lii)        “Transaction Documents” means the Securities Purchase Agreement, this Certificate of Determination and the Warrants.

(liii)        “Triggering Event Redemption Premium” means 135%.

(liv)       “Warrants” means, collectively, the Series A Warrants, the Series B Warrants and the Series C Warrants.

(lv)        “Warrant Shares” means, collectively, (A) the shares of Common Stock issuable upon exercise of the Series A Warrants and the Series C Warrants and (B) the shares of Series D Preferred Stock issuable upon exercise of the Series B Warrants.

(lvi)       “Volume Failure” means, with respect to a particular date of determination, the average daily volume of the Common Stock on the Eligible Market on which the Common Stock is listed (as reported on Bloomberg) as of such date of determination over the ten (10) consecutive Trading Day period ending on the Trading Day immediately preceding such date of determination is less than 350,000 shares (adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period)

(lvii)      “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the applicable Holder. If the Company and such Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 3(d)(iii). All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.

(b)           Holder’s Conversion Right. Subject to the provisions of Section 7 and, if applicable, the proviso in the last sentence of Section 5(c), at any time or times on or after the Initial Issuance Date, each Holder shall be entitled to convert any whole number of shares of Series D Preferred Stock into fully paid and nonassessable shares of Common Stock in accordance with Section 3(d) at the Conversion Rate (as defined below).

(c)           Conversion Rate. The number of shares of Common Stock issuable upon conversion of each share of Series D Preferred Stock pursuant to Section 3(b) shall be determined according to the following formula (the “Conversion Rate”):

Conversion Amount
Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any share Series D Preferred Stock, and in lieu thereof, the Company shall pay cash to the Holder on the applicable Share Delivery Date (as defined below) equal to the product of such fractional share multiplied by the Closing Sale Price of the Common Stock for the Trading Day immediately preceding the applicable Conversion Date (as defined below).

(d)           Mechanics of Conversion. The conversion of each share of Series D Preferred Stock shall be conducted in the following manner:

(i)           Holder’s Delivery Requirements. To convert a share of Series D Preferred Stock into shares of Common Stock on any date (a “Conversion Date”), a Holder shall (A) transmit or otherwise deliver (whether via facsimile or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of a fully completed notice of conversion executed by the registered Holder of the share(s) of Series D Preferred Stock subject to such conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(d)(vii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the share(s) of Series D Preferred Stock being converted (or comply with the procedures set forth in Section 16) (the “Preferred Share Certificates”).

(ii)          Company’s Response. Upon receipt by the Company of a copy of a fully completed Conversion Notice, the Company shall as soon as practicable, but in any event within two (2) Trading Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein.  On or before the third (3rd) Trading Day following the date of receipt by the Company of such fully completed Conversion Notice (the “Share Delivery Date”), the Company shall (1) provided the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which such Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of such Holder or its designee, for the number of shares of Common Stock to which such Holder shall be entitled. If the number of shares of Series D Preferred Stock represented by the Preferred Share Certificate(s) submitted for conversion, as may be required pursuant to Section 3(d)(vii), is greater than the number of shares of Series D Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Preferred Share Certificate(s) (the “Preferred Share Delivery Date”) and at its own expense, issue and deliver to such Holder a new Preferred Share Certificate representing the number of shares of Series D Preferred Stock not converted.

(iii)        Dispute Resolution. In the case of a dispute as to the determination of the Closing Sale Price, the Closing Bid Price or fair market value or the arithmetic calculation of the Conversion Rate (as the case may be), the Company shall instruct the Transfer Agent to issue to such Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations (as the case may be) to such Holder via facsimile within two (2) Business Days of receipt of such Holder’s Conversion Notice or other date of determination.  If such Holder and the Company are unable to agree upon the determination of the Closing Sale Price, the Closing Bid Price or fair market value (as the case may be) or arithmetic calculation of the Conversion Rate (as the case may be) within two (2) Business Days of such disputed determination or arithmetic calculation (as the case may be) being transmitted to such Holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Closing Sale Price, Closing Bid Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Company and approved by the such Holder or (B) the disputed arithmetic calculation of the Conversion Rate to the Company’s independent, outside accountant. The Company shall cause, at the Company’s expense, the investment bank or the accountant (as the case may be) to perform the determinations or calculations and notify the Company and such Holder of the results no later than four (4) Business Days from the time it receives the disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent manifest error (provided such determination is approved by the Required Holders).

(iv)        Record Holder. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of shares of Series D Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(v)         Company’s Failure to Timely Convert.

(A)        Damages.  If (I) within three (3) Trading Days after the Company’s receipt of a fully completed Conversion Notice (whether via facsimile or otherwise) the Company shall fail to credit the applicable Holder’s balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of shares of Series D Preferred Stock (as the case may be) (a “Conversion Failure”) or (II) within three (3) Trading Days of the Company’s receipt of a Preferred Share Certificate the Company shall fail to issue and deliver a new Preferred Share Certificate representing the number of shares of Series D Preferred Stock to which such Holder is entitled pursuant to Section 3(d)(ii), then in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 9(k) thereof), the Company shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected and/or each day after the Preferred Share Delivery Date that each Preferred Share Certificate is not delivered (as the case may be) in an amount equal to 2% of the product of (I) the sum of the number of shares of Common Stock not issued to such Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and, in the event the Company has failed to deliver a Preferred Share Certificate to such Holder on or prior to the Preferred Share Delivery Date, the number of shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock represented by the Preferred Share Certificate as of the Preferred Share Delivery Date and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver shares of Common Stock, or the Preferred Share Delivery Date, in the case of failure to deliver a Preferred Share Certificate (as the case may be). In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of a fully completed Conversion Notice (whether via facsimile or otherwise) the Company shall fail to issue and deliver a certificate to a Holder or credit such Holder’s balance account with DTC (as the case may be) for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of shares of Series D Preferred Stock, and if on or after such Business Day such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the shares of Common Stock issuable upon such conversion that such Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, in addition to all other rights and remedies available to such Holder, within three (3) Business Days after such Holder’s request and in such Holder’s discretion, either (i) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate or credit such Holder’s balance account with DTC (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Sale Price of the Common Stock on the Conversion Date.

(B)         Void Conversion Notice; Adjustment of Conversion Price.  If for any reason a Holder has not received all of the shares of Common Stock to which such Holder is entitled prior to the fifth (5th) Trading Day after the Share Delivery Date with respect to a conversion of shares of Series D Preferred Stock, then such Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned (as the case may be) any shares of Series D Preferred Stock that have not been converted pursuant to such Holder’s Conversion Notice; provided that the voiding of a Holder’s Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 3(d)(v)(A) or otherwise. Thereafter, the Conversion Price of any shares of Series D Preferred Stock returned or retained by such Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest Closing Bid Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Determination.

(vi)        Pro Rata Conversion; Disputes.  In the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such shares of Series D Preferred Stock, the Company shall convert from each Holder electing to have shares of Series D Preferred Stock converted at such time a pro rata amount of such Holder’s shares of Series D Preferred Stock submitted for conversion based on the number of shares of Series D Preferred Stock submitted for conversion on such date by such Holder relative to the number of shares of Series D Preferred Stock submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of shares of Series D Preferred Stock, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 3(d)(iii).

(vii)       Book-Entry.  Notwithstanding anything to the contrary set forth herein, upon conversion of shares of Series D Preferred Stock in accordance with the terms hereof, any Holder thereof shall not be required to physically surrender the certificate representing the shares of Series D Preferred Stock to the Company unless (A) the full or remaining number of shares of Series D Preferred Stock represented by the certificate are being converted or redeemed or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of shares of Series D Preferred Stock upon physical surrender of any shares of Series D Preferred Stock.  Each Holder and the Company shall maintain records showing the number of shares of Series D Preferred Stock so converted by such Holder and the dates of such conversions or shall use such other method, reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of the certificate representing the shares of Series D Preferred Stock upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of shares of Series D Preferred Stock to which the record holder is entitled shall be controlling and determinative in the absence of manifest error.  Notwithstanding the foregoing, if shares of Series D Preferred Stock represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the shares of Series D Preferred Stock unless such Holder first physically surrenders the certificate representing the shares of Series D Preferred Stock to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of shares of Series D Preferred Stock represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any shares of Series D Preferred Stock, the number of shares of Series D Preferred Stock represented by such certificate may be less than the number of shares of Series D Preferred Stock stated on the face thereof.  Each certificate for shares of Series D Preferred Stock shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY’S CERTIFICATE OF DETERMINATION RELATING TO THE SHARES OF SERIES D PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 3(d)(vii) THEREOF. THE NUMBER OF SHARES OF SERIES D PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERIES D PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 3(d)(vii) OF THE CERTIFICATE OF DETERMINATION RELATING TO THE SHARES OF SERIES D PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE.

(e)           Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof) and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of shares of Series D Preferred Stock.

(f)           Adjustments to Conversion Price.  The Conversion Price will be subject to adjustment from time to time as provided in this Section 3(f).

(i) Adjustment of Conversion Price upon Issuance of shares of Common Stock. If and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 3(f) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Conversion Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 3(f), the following shall be applicable:

(A)   Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 3(f)(i)(A), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(B)   Issuance of Convertible Securities.  If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share.  For the purposes of this Section 3(f)(i)(B), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 3(f)(i), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(C)   Change in Option Price or Rate of Conversion.  If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 3(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3(f)(i) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(D)   Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01.  If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAP of such security for the five (5) Trading Day period immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error (provided such determination is approved by the Required Holders) and the fees and expenses of such appraiser shall be borne by the Company.

(E)    Record Date.  If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(ii) Adjustment of Conversion Price upon Subdivision or Combination of shares of Common Stock.  If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 3(f)(ii) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 3(f)(ii) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(iii) Other Events.  In the event that the Company (or any direct or indirect Subsidiary thereof) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holders from dilution or if any event occurs of the type contemplated by the provisions of this Section 3(f) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall in good faith determine and implement an appropriate adjustment in the Conversion Price (subject to the approval of the Required Holders) so as to protect the rights of the Holders; provided that no such adjustment pursuant to this Section 3(f)(iii) will increase the Conversion Price as otherwise determined pursuant to this Section 3(f), provided further that if a Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Board and such Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error (provided such determination is approved by the Required Holders) and whose fees and expenses shall be borne by the Company.

4.             Redemption at Option of Holders.

(a)           Triggering Event. A “Triggering Event” shall be deemed to have occurred at such time as any of the following events:

(i)          the effectiveness of the Registration Statement (or the prospectus contained therein) lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable for the sale of all of the Securities, and such lapse or unavailability continues for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period, unless all the Securities are otherwise freely tradable without restriction by the Holders;

(ii)          the suspension  (or threatened suspension) from trading or failure  (or threatened failure) of the Common Stock to be listed on an Eligible Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

(iii)        the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within five (5) Trading Days after the applicable Conversion Date or (B) notice, written or oral, to any Holder of shares of Series D Preferred Stock, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any shares of Series D Preferred Stock into shares of Common Stock that is requested in accordance with the provisions of this Certificate of Determination;

(iv)        at any time following the tenth (10th) consecutive day that any Holder’s Authorized Share Allocation is less than the number of shares of Common Stock that such Holder would be entitled to receive upon a conversion of the Conversion Amount of all shares of Series D Preferred Stock held by such Holder (without regard to any limitations on conversion set forth in Section 7 or otherwise);

(v)         the Company’s failure to pay to any Holder any amount when and as due under this Certificate of Determination (including, without limitation, the Company’s failure to pay any Dividends, redemption payments or amounts hereunder) or any other Transaction Document, and any such failure continues uncured for at least two (2) days after notice from any Holder;

(vi)        any restrictive or other legend (other than the legend expressly required by Section 3(d)(vii)) is placed on any certificate representing any of the Securities;

(vii)       bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any material Subsidiary and, if instituted against the Company or any material Subsidiary by a third party, shall not be dismissed within forty-five (45) days of their initiation;

(viii)      the commencement by the Company or any material Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any material Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any material Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any material Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law;

(ix)         the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any material Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any material Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any material Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any material Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of forty-five (45) consecutive days;

(x)          a final judgment or judgments for the payment of money aggregating in excess of $250,000 are rendered against the Company and/or any of its material Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $250,000 amount set forth above so long as the Company provides each Holder of shares of Series D Preferred Stock a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each such Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within forty-five (45) days of the issuance of such judgment.

(xi)         the Company and/or any Subsidiary, individually or in the aggregate, fails to pay, when due, or within any applicable grace period, any payment with respect to any indebtedness in excess of $250,000 due to any third party, other than, with respect to unsecured indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with United States generally accepted accounting principles, or otherwise be in breach or violation of any agreement for monies owed or owing in an amount in excess of $250,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder that are in excess of $500,000;

(xii)        a false certification by the Company that the Equity Conditions are satisfied, that there has been no Equity Conditions Failure or as to whether or not a Triggering Event has occurred; or

(xiii)       the Company breaches in any material respect representation, warranty, covenant or other term or condition of any Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of three (3) days following notice from any Holder.

(b)           Redemption Option Upon Triggering Event. Within one (1) Business Day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (“Notice of Triggering Event”) to each Holder. At any time after the earlier of a Holder’s receipt of a Notice of Triggering Event and such Holder becoming aware of a Triggering Event, such Holder shall have the right, at such Holder’s option, to require the Company to redeem up to all of such Holder’s shares of Series D Preferred Stock by delivering written notice thereof via facsimile and overnight courier (with next day delivery specified) (“Notice of Redemption at Option of Holder”) to the Company, which Notice of Redemption at Option of Holder shall indicate the number of shares of Series D Preferred Stock that such Holder is electing to redeem. In addition to all other rights of such Holder contained herein, each share of Series D Preferred Stock subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price per share of Series D Preferred Stock equal to the greater of (i) the product of (A) the Conversion Amount and (B) the Triggering Event Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as such Holder delivers a Notice of Redemption at Option of Holder and (Y) the product of (1) the Equity Value Redemption Premium and (2) the greatest of (I) the Closing Sale Price of the Common Stock on the date immediately preceding such Triggering Event, (II) the Closing Sale Price of the Common Stock on the date immediately after such Triggering Event and (III) the Closing Sale Price of the Common Stock on the date such Holder delivers the Notice of Redemption at Option of Holder (the “Triggering Event Redemption Price”).

(c)           Payment of Redemption Price. Upon the Company’s receipt of the first Notice of Redemption at Option of Holder from any Holder, the Company shall immediately notify each other Holder by facsimile of the Company’s receipt of such notice. The Company shall deliver on the fifth (5th) Business Day after the Company’s receipt of the first Notice of Redemption at Option of Holder the applicable Triggering Event Redemption Price to all Holders that deliver a Notice of Redemption at Option of Holder prior to the fifth (5th) Business Day after the Company’s receipt of the first Notice of Redemption at Option of Holder. The Company shall deliver on the second (2nd) Business Day after the Company’s receipt of a Notice of Redemption at Option of Holder the applicable Triggering Event Redemption Price to a Holder who delivers a Notice of Redemption at Option of Holder at any time on or following the fifth (5th) Business Day after the Company’s receipt of such the first Notice of Redemption at Option of Holder. To the extent redemptions required by this Section 4 are deemed or determined by a court of competent jurisdiction to be prepayments of the shares of Series D Preferred Stock by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the shares of Series D Preferred Stock submitted for redemption, the Company shall (i) redeem a pro rata amount from each Holder based on the number of shares of Series D Preferred Stock submitted for redemption by such Holder relative to the total number of shares of Series D Preferred Stock submitted for redemption by all Holders and (ii) in addition to any remedy such Holder may have under this Certificate of Determination and the Securities Purchase Agreement, pay to each Holder interest at the rate of 2% per month (prorated for partial months) in respect of each unredeemed share of Series D Preferred Stock until paid in full. In the event of the Company’s redemption of any shares of Series D Preferred Stock under this Section 4, a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 4 is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty.

(d)           Void Redemption. In the event that the Company does not pay the Redemption Price within the time period set forth in Section 4(c), at any time thereafter and until the Company pays such unpaid applicable Triggering Event Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the shares of Series D Preferred Stock that were submitted for redemption by such Holder under this Section 4 and for which the applicable Triggering Event Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company (whether via facsimile or otherwise) (the “Void Optional Redemption Notice”). Upon the Company’s receipt of such Holder’s Void Optional Redemption Notice, (i) such Holder’s Notice of Redemption at Option of Holder shall be null and void with respect to those shares of Series D Preferred Stock subject to such Void Optional Redemption Notice, (ii) the Company shall immediately return to such Holder any shares of Series D Preferred Stock subject to such Void Optional Redemption Notice, and (iii) the Conversion Price of such returned shares of Series D Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which such Void Optional Redemption Notice is delivered to the Company and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which such Holder’s Notice of Redemption at Option of Holder is delivered to the Company and ending on and including the date on which such Void Optional Redemption Notice is delivered to the Company.

(e)           Disputes; Miscellaneous. In the event of a dispute as to the determination of the arithmetic calculation of the Triggering Event Redemption Price, such dispute shall be resolved pursuant to Section 3(d)(iii) above with the term “Triggering Event Redemption Price” being substituted for the term “Conversion Rate.” A Holder’s delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company’s obligations to make any payments which have accrued prior to the date of such notice.  In the event of a redemption pursuant to this Section 4 of less than all of the shares of Series D Preferred Stock represented by a particular Preferred Share Certificate, the Company shall promptly cause to be issued and delivered to such Holder of such shares of Series D Preferred Stock a Preferred Share Certificate representing the remaining shares of Series D Preferred Stock which have not been redeemed, if necessary.

5.             Automatic Conversion or Company Redemption.

(a)           General. On each applicable Redemption Date, each Holder’s Redemption Amount applicable to such Redemption Date shall be automatically converted, provided that there is not then an Equity Conditions Failure, in accordance with this Section 5(a) into shares of Common Stock (an “Automatic Conversion”), provided that the Company may, at its option as described below, in lieu of such Automatic Conversion redeem such Holder’s Redemption Amount in cash (a “Company Redemption”), subject to the provisions of this Section 5, provided further that an Automatic Conversion shall not occur with respect to such Holder’s Redemption Amount and the Company shall instead be required to redeem such Holder’s Redemption Amount in cash pursuant to a Company Redemption if at the time of such election there is an Equity Conditions Failure, a Volume Failure or a Dollar Failure. On or prior to the date which is the tenth (10th) Trading Day prior to each Redemption Date (each, a “Redemption Notice Due Date”), the Company shall deliver written notice (each, a “Company Redemption Notice” and the date all of the Holders receive such notice is referred to as to the “Company Redemption Notice Date”), to each Holder of shares of Series D Preferred Stock which Company Redemption Notice shall (i) either (A) confirm that such Holder’s Redemption Amount shall be automatically converted in whole pursuant to an Automatic Conversion or (B) state that the Company elects to redeem, or is required to redeem in accordance with the provisions of this Certificate of Determination, such Holder’s Redemption Amount in whole pursuant to a Company Redemption and (ii) if such Holder’s Redemption Amount is to be converted pursuant to an Automatic Conversion, certify that there is not then an Equity Conditions Failure as of the date of the Company Redemption Notice. Each Company Redemption Notice shall be irrevocable by the Company. If the Company does not timely deliver a Company Redemption Notice in accordance with this Section 5(a), then the Company shall be deemed to have delivered an irrevocable Company Redemption Notice confirming an Automatic Conversion and shall be deemed to have certified that there is not then an Equity Conditions Failure in connection with any such conversion. No later than two (2) Trading Days after delivery of a Company Redemption Notice setting forth an Automatic Conversion, the Company shall deliver to such Holder’s account with DTC such number of shares of Common Stock (the “Pre-Redemption Conversion Shares”) equal to the quotient of (x) such Holder’s Redemption Amount divided by (y) the Pre-Redemption Conversion Price, and as to which such Holder shall be the owner thereof as of such time of delivery. If the Company elects a Company Redemption with respect to any Holder for a Redemption Date, then the Company must elect a Company Redemption with respect to all Holders for such Redemption Date. An Automatic Conversion (whether set forth in the Company Redemption Notice or by operation of this Section 5(a)) shall be converted in accordance with Section 5(b) and a Company Redemption shall be redeemed in accordance with Section 5(c).

(b)           Mechanics of Automatic Conversion. Subject to Section 5(a), if the Company delivers a Company Redemption Notice and confirms, or is deemed to have delivered a Company Redemption Notice and deemed to have confirmed, in whole, an Automatic Conversion in accordance with Section 5(a), then the remainder of this Section 5(b) shall apply. Such Holder’s Redemption Amount shall be automatically converted as of the applicable Redemption Date on such Redemption Date at the Automatic Conversion Price and the Company shall, on the applicable Redemption Date, deliver to such Holder’s account with DTC such shares of Common Stock issued upon such Automatic Conversion (subject to the reduction contemplated by the immediately following sentence and, if applicable, the last sentence of this Section 5(b)); provided that the Equity Conditions are then satisfied (or waived in writing by such Holder) on such Redemption Date and an Automatic Conversion is not otherwise prohibited under any other provision of this Certificate of Determination, and upon such conversion and delivery the number of shares of Series D Preferred Stock then held by such Holder shall be reduced, due to such conversion, by a number of shares equal to the quotient of (1) such Holder’s Redemption Amount divided by (2) the Stated Value of one share of Series D Preferred Stock (with the quotient rounded down to the nearest whole number) (such rounded quotient being the “Converted Shares”). The number of shares of Common Stock to be delivered upon such Automatic Conversion shall be reduced by the amount of any Pre-Redemption Conversion Shares delivered to such Holder in connection with such Redemption Date. On each applicable Redemption Date, the Company shall also deliver to such Holder’s account with DTC such number of shares of Common Stock equal to the quotient of (A) the aggregate Additional Amount on each of the applicable Converted Shares by (B) the Automatic Conversion Price with respect to the applicable Redemption Date. If a Triggering Event occurs during any applicable Automatic Conversion Measuring Period, then either (i) such Holder shall return any Pre-Redemption Conversion Shares delivered in connection with the applicable Redemption Date or (ii) the Conversion Amount used to calculate the Triggering Event Redemption Price shall be reduced by the product of (x) such Holder’s Redemption Amount applicable to such Redemption Date multiplied by (y) the Conversion Share Ratio. If any of Equity Conditions are not satisfied (or waived in writing by such Holder) on such Redemption Date or an Automatic Conversion is not otherwise permitted under any other provision of this Certificate of Determination (including, without limitation, as a result of a Volume Failure (determined as of the applicable Redemption Date) or a Dollar Failure (determined as of the applicable Redemption Date)), then, at the option of such Holder designated in writing to the Company, such Holder may require the Company to do any one or more of the following: (i) the Company shall redeem all or any part designated by such Holder of such Holder’s Redemption Amount plus the Additional Amount thereon (such designated amount is referred to as the “Designated Redemption Amount”) and the Company shall pay to such Holder within three (3) days of such Redemption Date, by wire transfer of immediately available funds, an amount in cash equal to 135% (or, 110% only if clause (iv) of the Equity Conditions is not satisfied, a Volume Failure occurs (determined as of the applicable Redemption Date) or a Dollar Failure occurs (determined as of the applicable Redemption Date), in each case, with respect to the applicable Redemption Date) of such Designated Redemption Amount, and/or (ii) the Automatic Conversion shall be null and void with respect to all or any part designated by such Holder of such Holder’s Redemption Amount and such Holder shall be entitled to all the rights of a holder of shares of Series D Preferred Stock with respect to such part of such Holder’s Redemption Amount; provided, however, that the Conversion Price in respect of shares of Series D Preferred Stock, as may be designated from time to time by such Holder, having a Stated Value equal to such part of such Holder’s Redemption Amount shall thereafter be adjusted to equal the lesser of (A) the Automatic Conversion Price as in effect on the date on which such Holder voided such Automatic Conversion and (B) the Automatic Conversion Price that would be in effect on the date on which such Holder delivers a Conversion Notice relating thereto as if such date was a Redemption Date (provided that this proviso shall not apply with respect to the applicable Redemption Date only if clause (iv) of the Equity Conditions is not satisfied, a Volume Failure occurs (determined as of the applicable Redemption Date) or a Dollar Failure occurs (determined as of the applicable Redemption Date), in each case, with respect to such Redemption Date). In addition, if any of the Equity Conditions are not satisfied (or waived in writing by such Holder) on such Redemption Date or an Automatic Conversion is not otherwise permitted under any other provision of this Certificate of Determination (including, without limitation, as a result of a Volume Failure (determined as of the applicable Redemption Date) or a Dollar Failure (determined as of the applicable Redemption Date)), then, at such Holder’s option, either (I) such Holder shall return any Pre-Redemption Conversion Shares delivered in connection with the applicable Redemption Date or (II) the applicable Designated Redemption Amount shall be reduced by the product of (X) such Holder’s Redemption Amount applicable to such Redemption Date multiplied by (Y) the Conversion Share Ratio. If the Company fails to redeem any Designated Redemption Amount by the third (3rd) day following the applicable Redemption Date by payment of such amount on the applicable Redemption Date, then such Holder shall have the rights set forth in Section 5(d) as if the Company failed to pay the applicable Company Redemption Price (as defined below) and all other rights under this Certificate of Determination (including, without limitation, such failure constituting a Triggering Event described in Section 4(a)(v)). Notwithstanding anything to the contrary in this Section 5(b), but subject to 3(b), until the Company delivers Common Stock representing all or any portion of such Holder’s Redemption Amount to such Holder pursuant to an Automatic Conversion, such Holder’s Redemption Amount may be converted by such Holder into Common Stock pursuant to Section 3. If, with respect to a Redemption Date, the number of Pre-Redemption Conversion Shares delivered to a Holder exceeds the number of Post-Redemption Conversion Shares with respect to such Redemption Date, then the number of shares of Common Stock equal to such excess shall constitute a credit against shares of Common Stock to be issued to such Holder pursuant to Sections 3 and 5(b) hereof and shall reduce the number of shares of Common Stock required to be actually issued by the Company to such Holder under such sections on a share-for-share basis until such time as the number of shares that would have been issued by the Company to such Holder (not taking account of such credit) equals the amount of such excess.

(c)           Mechanics of Company Redemption. If the Company elects, or is required to elect, a Company Redemption in accordance with Section 5(a), then such Holder’s Redemption Amount shall be redeemed by the Company on the applicable Redemption Date, and the Company shall pay to such Holder on such Redemption Date, by wire transfer of immediately available funds, an amount in cash equal to 110% of such Holder’s Redemption Amount (the “Company Redemption Price”). Upon receipt by such Holder of the entire applicable Company Redemption Price, a number of shares of Series D Preferred Stock then held by such Holder equal to the quotient of (i) such Holder’s Redemption Amount divided by (ii) the Stated Value of one share of Series D Preferred Stock (with the quotient rounded down to the nearest whole number) shall be cancelled and no longer be outstanding (such rounded quotient being the “Redeemed Shares”). On each applicable Redemption Date, the Company shall also pay to such Holder an amount in cash equal to the aggregate Additional Amount with respect to each of the applicable Redeemed Shares. If the Company fails to redeem such Holder’s Redemption Amount or pay such aggregate Additional Amount on the applicable Redemption Date by payment of the Company Redemption Price or the aggregate Additional Amount on such date, then, at the option of such Holder designated in writing to the Company (any such designation shall be a “Conversion Notice” for purposes of this Certificate of Determination), such Holder may require the Company to convert all or any part of such Holder’s Redemption Amount plus the aggregate Additional Amount at the Automatic Conversion Price. Conversions required by this Section 5(c) shall be made in accordance with the provisions of Section 3(b). Notwithstanding anything to the contrary in this Section 5(c), but subject to Section 3(b), until the Company Redemption Price is paid in full, such Holder’s Redemption Amount may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 3; provided, however, such Holder may not deliver a Conversion Notice to the Company solely relating to the shares of Series D Preferred Stock subject to a Company Redemption beginning on the date that is two (2) Trading Days prior to the applicable Redemption Date through such Redemption Date.

(d)           Miscellaneous. To the extent redemptions required by this Section 5 are deemed or determined by a court of competent jurisdiction to be prepayments of the shares of Series D Preferred Stock by the Company, such redemptions shall be deemed to be voluntary prepayments. In the event of the Company’s redemption of any shares of Series D Preferred Stock under this Section 5, a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 5 is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. In the event that the Company does not effect an Automatic Conversion or Company Redemption (as the case may be) on the applicable Redemption Date, then, in addition to all other rights and remedies available to such Holder, such Holder shall have the right to void the conversion or redemption (as the case may be) pursuant to Section 4(d) with the term “Redemption Amount” being substituted for “Triggering Event Redemption Price” and “Company Redemption Notice” being substituted for “Notice of Redemption at Option of Holder,” shall have all rights of a Holder under Section 4(d) and Section 4(e) as if they were part of this Section 5 and applied to this Section 5 and the Company shall pay to such Holder interest at the rate of 2% per month (prorated for partial months) in respect of such Holder’s Redemption Amount until converted or redeemed (as the case may be) in full.

6.             Other Rights of Holders.

(a)           Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Determination in accordance with the provisions of this Section 6(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of shares of Series D Preferred Stock in exchange for such shares of Series D Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Determination, including, without limitation, having a stated value and dividend rate equal to the stated value and dividend rate of the shares of Series D Preferred Stock held by the Holders and having similar ranking to the shares of Series D Preferred Stock, and reasonably satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose shares of common stock are quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Determination and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Determination and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to each Holder confirmation that there shall be issued upon conversion or redemption of the shares of Series D Preferred Stock at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 6(b) and 14, which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the shares of Series D Preferred Stock prior to such Fundamental Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the shares of Series D Preferred Stock held by each Holder been converted immediately prior to such Fundamental Transaction (without regard to any limitations on the conversion of the Series D Preferred Stock contained in this Certificate of Determination), as adjusted in accordance with the provisions of this Certificate of Determination. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the shares of Series D Preferred Stock.

(b)           Purchase Rights. In addition to any adjustments pursuant to Section 3(f) above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to all the record holders of any class of Common Stock (the “Purchase Rights”), then each of the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the shares of Series D Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the shares of Series D Preferred Stock) held by such Holder immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that a Holder’s right to participate in any such Purchase Right would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage).

(c)           Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that each Holder will thereafter have the right to receive upon a conversion of the shares of Series D Preferred Stock held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Series D Preferred Stock contained in this Certificate of Determination) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Series D Preferred Stock held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. The provisions of this Section 6 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the shares of Series D Preferred Stock contained in this Certificate of Determination.

7.           Limitation on Beneficial Ownership. Notwithstanding anything to the contrary contained in this Certificate of Determination, the shares of Series D Preferred Stock held by a Holder shall not be convertible by such Holder, and the Company shall not effect any conversion of any shares of Series D Preferred Stock held by such Holder or otherwise issue to such Holder any shares of Common Stock pursuant to Sections 2 or 5 hereof, to the extent (but only to the extent) that, if after giving effect to such conversion, such Holder or any of its affiliates would beneficially own in excess of 9.9% (the “Maximum Percentage”) of the outstanding shares of Common Stock immediately after giving effect to such conversion or issuance (as the case may be). To the extent the above limitation applies, the determination of whether the shares of Series D Preferred Stock held by such Holder shall be convertible (vis-à-vis other convertible, exercisable or exchangeable securities owned by such Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability of a Holder to convert shares of Series D Preferred Stock, or of the Company to issue shares of Common Stock to such Holder, pursuant to this Section 7 shall have any effect on the applicability of the provisions of this Section 7 with respect to any subsequent determination of convertibility or issuance (as the case may be). For purposes of this Section 7, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined by such Holder in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder. The provisions of this Section 7 shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 7 to correct this Section 7 (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this Section 7 shall apply to a successor Holder. The holders of Common Stock shall be third party beneficiaries of this Section 7 and the Company may not waive this Section 7 without the consent of holders of a majority of its Common Stock. For any reason at any time, upon the written or oral request of a Holder, the Company shall within two (2) Business Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Common Stock, including, without limitation, pursuant to this Certificate of Determination or securities issued pursuant to the Securities Purchase Agreement. Each delivery of a Conversion Notice by a Holder will constitute a representation by such Holder that it has evaluated the limitation set forth in this Section 7 and determined that issuance of the full number of shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock requested by such Holder in such Conversion Notice is permitted under this Section 7.

8.           Authorized Shares.

(a)           Reservation. The Company shall have sufficient authorized and unissued shares of Common Stock for each of the shares of Series D Preferred Stock equal to 133% of the sum of (i) the number of shares of Common Stock necessary to effect the conversion at the Conversion Rate with respect to the Conversion Amount of each share of Series D Preferred Stock as of the Initial Issuance Date (including shares of Series D Preferred Stock issuable upon exercise of the Series B Warrants), (ii) the number of Dividend Shares issuable hereunder, determined as if issued as of the Trading Day immediately preceding the applicable date of determination and (iii) the number of shares of Common Stock necessary to effect the exercise of all of the Series A Warrants and the Series C Warrants. So long as any of the shares of Series D Preferred Stock are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred Stock, the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the shares of Series D Preferred Stock then outstanding; provided that at no time shall the number of shares of Common Stock so available be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions contained in this Certificate of Determination) (the “Required Amount”); provided, further, that any Dividend Shares issued by the Company shall not be issued from any shares of Common Stock so reserved.  The initial number of shares of Common Stock reserved for conversions of the shares of Series D Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of shares of Series D Preferred Stock held by each Holder at the time of issuance of shares of Series D Preferred Stock or increase in the number of reserved shares (as the case may be) (the “Authorized Share Allocation”).  In the event a Holder shall sell or otherwise transfer any of such Holder’s shares of Series D Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any shares of Series D Preferred Stock shall be allocated to the remaining Holders of shares of Series D Preferred Stock, pro rata based on the number of shares of Series D Preferred Stock then held by such Holders.

(b)           Insufficient Authorized Shares.  If, notwithstanding Section 8(a) and not in limitation thereof, at any time while any of the shares of Series D Preferred Stock remain outstanding the Company does not have a sufficient number of authorized and unissued shares of Common Stock to satisfy its obligation to have available for issuance upon conversion of the shares of Series D Preferred Stock at least a number of shares of Common Stock equal to the Required Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to have available the Required Amount for the shares of Series D Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board to recommend to the stockholders that they approve such proposal.

9.           Voting Rights.  Holders of shares of Series D Preferred Stock shall have no voting rights, except as required by law, including but not limited to the Corporations Code, and as expressly provided in this Certificate of Determination. To the extent that under the Corporations Code the vote of the holders of the Series D Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the holders of all of the shares of the Series D Preferred Stock, voting together in the aggregate and not in separate series unless required under the Corporations Code, represented at a duly held meeting at which a quorum is presented or by written consent of all of the shares of Series D Preferred Stock (except as otherwise may be required under the Corporations Code), voting together in the aggregate and not in separate series unless required under the Corporations Code, shall constitute the approval of such action by both the class or the series, as applicable. Subject to Section 7, to the extent that under the Corporations Code holders of the Series D Preferred Stock are entitled to vote on a matter with holders of shares of Common Stock, voting together as one class, each share of Series D Preferred Stock shall entitle the holder thereof to cast that a number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified in Section 7 hereof) using the recorded date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated. Holders of the Series D Preferred Stock shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Company’s bylaws and the Corporations Code).

10.           Fundamental Transaction Redemption Right.  No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Fundamental Transaction, but not prior to the public announcement of such Fundamental Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to each Holder of Series D Preferred Stock (a “Fundamental Transaction Notice”). At any time during the period beginning after a Holder’s receipt of a Fundamental Transaction Notice and ending on the date that is the later of twenty (20) Trading Days after (A) consummation of such Fundamental Transaction or (B) the date of receipt of such Fundamental Transaction Notice, such Holder may require the Company to redeem all or any portion of such Holder’s shares of Series D Preferred Stock by delivering written notice thereof (“Fundamental Transaction Redemption Notice”) to the Company, which Fundamental Transaction Redemption Notice shall indicate the aggregate Conversion Amount such Holder is electing to redeem. Any shares of Series D Preferred Stock subject to redemption pursuant to this Section 10 shall be redeemed by the Company in cash at a price equal to the greater of (i) the product of the Fundamental Transaction Redemption Premium and the Conversion Amount being redeemed and (ii) the product of (x) the Equity Value Redemption Premium and (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such Fundamental Transaction (any such non-cash consideration to be valued at the higher of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Fundamental Transaction, the Closing Sale Price of the Common Stock on the Trading Day immediately following the public announcement of such proposed Fundamental Transaction and the Closing Sale Price of the Common Stock on the Trading Day immediately prior to the public announcement of such proposed Fundamental Transaction) by (II) the Conversion Price (the “Fundamental Transaction Redemption Price”). Redemptions required by this Section 10 shall have priority to payments to all other stockholders of the Company in connection with such Fundamental Transaction. To the extent redemptions required by this Section 10 are deemed or determined by a court of competent jurisdiction to be prepayments of the shares of Series D Preferred Stock by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 10, but subject to Section 7, until the Fundamental Transaction Redemption Price is paid in full, the Conversion Amount submitted by a Holder for redemption under this Section 10 may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 3 or in the event the Conversion Date is after the consummation of such Fundamental Transaction, stock or equity interests of the Successor Entity substantially equivalent to the Company’s shares of Common Stock pursuant to Section 3. In the event of the Company’s redemption of any portion of the shares of Series D Preferred Stock under this Section 10, such Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder. Accordingly, any redemption premium due under this Section 10 is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. The Company shall make payment of the Fundamental Transaction Redemption Price concurrently with the consummation of such Fundamental Transaction if such a Fundamental Transaction Redemption Notice is received prior to the consummation of such Fundamental Transaction and within two (2) Trading Days after the Company’s receipt of such notice otherwise (the “Fundamental Transaction Redemption Date”). In the event that the Company does not pay the Fundamental Transaction Redemption Price on the Fundamental Transaction Redemption Date, then, in addition to all other rights and remedies available to such Holder, such Holder shall have the right to void the redemption pursuant to Section 4(d) with the term “Fundamental Transaction Redemption Price” being substituted for “Triggering Event Redemption Price” and “Fundamental Transaction Redemption Notice” being substituted for “Notice of Redemption at Option of Holder,” shall have all rights of a Holder under Section 4(d) and Section 4(e) as if they were part of this Section 10 and applied to this Section 10 and the Company shall pay to such Holder interest at the rate of 2% per month (prorated for partial months) in respect of such Holder’s Fundamental Transaction Redemption Price until paid in full.

11.           Redemption at Option of the Company.

(a)           Right to Cause Redemption. At any time after the Initial Issuance Date so long as no Holder has a right to require the Company to redeem any shares of Series D Preferred Stock pursuant to the terms of Section 10 of this Certificate of Determination, the Company shall have the right to redeem all, but not less than all, of the shares of Series D Preferred Stock then outstanding (the “Company Optional Redemption Right”).

(b)           Mechanics of Redemption at Option of the Company.  The Company shall give written notice to each Holder that it has elected to redeem all of the then outstanding shares of Series D Preferred Stock pursuant to the exercise of the Company Optional Redemption Right (the “Notice of Company Optional Redemption”). The Notice of Company Optional Redemption shall state the date on which the redemption shall occur (which date shall be a Business Day that is no less than ten (10) Business Days after the date of such notice (the “Optional Redemption Date”)), certify whether or not a Triggering Event has occurred, and direct each Holder to deliver its Preferred Share Certificate(s) to the Transfer Agent.

(c)           Payment of Optional Redemption Price. The redemption price of each share of Series D Preferred Stock to be redeemed pursuant to this Section 11 (the “Optional Redemption Price”) shall be determined as of the Optional Redemption Date and shall be an amount equal to (i) 110% of the Conversion Amount thereof as of the Optional Redemption Date if no Triggering Event has occurred on or prior to the Optional Redemption Date, or (ii) the Triggering Event Redemption Price thereof as of the Optional Redemption Date (determined pursuant to Section 4(b) and assuming for purposes thereof that a Notice of Redemption at Option of Holder was delivered on the date on which the Closing Sale Price of the Common Stock was the highest during the period beginning on the date the Triggering Event occurred and ending on the Optional Redemption Date) if a Triggering Event occurred on or prior to the Optional Redemption Date. The Optional Redemption Price shall be payable in cash to each Holder on the later of the Optional Redemption Date or the date on which such Holder delivers its Preferred Share Certificate(s) to the Transfer Agent (such later date being the “Optional Redemption Payment Date”). To the extent redemptions required by this Section 11 are deemed or determined by a court of competent jurisdiction to be prepayments of the shares of Series D Preferred Stock by the Company, such redemptions shall be deemed to be voluntary prepayments. In the event of the Company’s redemption of any portion of the shares of Series D Preferred Stock under this Section 11, a Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for such Holder. Accordingly, any redemption premium due under this Section 11 is intended by the parties to be, and shall be deemed, a reasonable estimate of such Holder’s actual loss of its investment opportunity and not as a penalty. Notwithstanding anything to the contrary in this Section 11, but subject to Section 7, until the Optional Redemption Price is paid in full to a Holder for all such Holder’s shares of Series D Preferred Stock, the Conversion Amount subject to redemption under this Section 11 may be converted, in whole or in part, by such Holder into Common Stock pursuant to Section 3. In the event that the Company does not pay to a Holder the Optional Redemption Price on the Optional Redemption Payment Date, then, in addition to all other rights and remedies available to such Holder, such Holder shall have the right to void the redemption pursuant to Section 4(d) with the term “Optional Redemption Price” being substituted for “Triggering Event Redemption Price” and “Notice of Company Optional Redemption” being substituted for “Notice of Redemption at Option of Holder,” shall have all rights of a Holder under Section 4(d) and Section 4(e) as if they were part of this Section 11 and applied to this Section 11 and the Company shall pay to such Holder interest at the rate of 2% per month (prorated for partial months) in respect of such Holder’s Optional Redemption Price until paid in full. Notwithstanding anything contained in this Section 11 to the contrary, if a Holder delivers a Notice of Redemption at Option of Holder at any time on or prior to the Optional Redemption Date, then the provisions of Section 4 shall  apply instead of the provisions of this Section 11 with respect to the shares of Series D Preferred Stock specified in, and subject to, such Notice of Redemption at Option of Holder and any shares of Series D Preferred Stock held by such Holder that are not subject to such Notice of Redemption at Option of Holder shall continue to be subject to redemption by the Company on the Optional Redemption Date pursuant to this Section 11.

12.           Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of the capital stock of the Company of any class junior in rank to the shares of Series D Preferred Stock in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per share of Series D Preferred Stock equal to 135% of the Conversion Amount thereof on the date of such payment; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of shares of preferred stock of the Company that are of equal rank with the shares of Series D Preferred Stock as to payments of Liquidation Funds (the “Pari Passu Shares”), then each Holder and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of shares of Series D Preferred Stock and Pari Passu Shares.  To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares capital stock of the Company (including, without limitation, other classes or series of shares of preferred stock of the Company) junior in rank to the shares of Series D Preferred Stock in connection with a Liquidation Event as to which this Section applies.

13.           Preferred Rank.  All shares of capital stock of the Company shall be junior in rank to all shares of Series D Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.  The rights of all such shares of capital stock of the Company shall be subject to the preferences and relative rights of the shares of Series D Preferred Stock. Without the prior express written consent of the Required Holders, the Company shall not hereafter authorize or issue additional or other capital shares that is of senior or pari passu rank to the shares of Series D Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the “Senior Preferred”).  The Company shall be permitted to issue shares of preferred stock that are junior in rank to the shares of Series D Preferred Stock in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company, provided that the maturity date (or any other date requiring redemption or repayment of such shares of preferred stock) of any such junior shares of preferred stock are not on or before the Final Redemption Date. In the event of the merger or consolidation of the Company with or into another corporation, the shares of Series D Preferred Stock shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

14.           Participation. The Holders shall, as holders of shares of Series D Preferred Stock, be entitled to receive such dividends paid and distributions made to the holders of shares of Common Stock to the same extent as if such Holders had converted each share of Series D Preferred Stock held by each of them into shares of Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of shares of Common Stock (provided, however, that to the extent that a Holder’s right to participate in any such dividend or distribution would result in such Holder exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such dividend or distribution to such extent (or the beneficial ownership of any such shares of Common Stock as a result of such dividend or distribution to such extent) and such dividend or distribution to such extent shall be held in abeyance for the benefit of such Holder until such time, if ever, as its right thereto would not result in such Holder exceeding the Maximum Percentage).

15.           Vote to Change the Terms of or Issue Series D Preferred Stock.  In addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Articles of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not: (a) amend or repeal any provision of, or add any provision to, its Articles of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series D Preferred Stock, regardless of whether any such action shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise; (b) increase or decrease (other than by conversion) the authorized number of shares of Series D Preferred Stock; (c) create or authorize (by reclassification or otherwise) any new class or series of shares that has a preference over or is on a parity with the Series D Preferred Stock with respect to dividends or the distribution of assets on the liquidation, dissolution or winding up of the Company; (d) purchase, repurchase or redeem any shares of capital stock of the Company junior in rank to the Series D Preferred Stock (other than pursuant to equity incentive agreements (that have in good faith been approved by the Board) with employees giving the Company the right to repurchase shares upon the termination of services); (e) pay dividends or make any other distribution on any shares of any capital stock of the Company junior in rank to the Series D Preferred Stock; (f) issue any shares of Series D Preferred Stock other than pursuant to the Securities Purchase Agreement and the Series B Warrants or (g) whether or not prohibited by the terms of the Series D Preferred Stock, circumvent a right of the Series D Preferred Stock.

16.           Lost or Stolen Certificates.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Share Certificates representing shares of Series D Preferred Stock (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of an indemnification undertaking by a Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of the Preferred Share Certificate(s), the Company shall execute and deliver new Preferred Share Certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Share Certificates if such Holder contemporaneously requests the Company to convert such shares of Series D Preferred Stock into shares of Common Stock.

17.           Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Certificate of Determination shall be cumulative and in addition to all other remedies available under this Certificate of Determination, the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy.  Nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Determination. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

18.           Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Determination, and will at all times in good faith carry out all the provisions of this Certificate of Determination and take all action as may be required to protect the rights of the Holders. Without limiting the generality of the foregoing or any other provision of this Certificate of Determination, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any shares of Series D Preferred Stock above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of shares of Series D Preferred Stock, and (iii) shall, so long as any shares of Series D Preferred Stock are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series D Preferred Stock, the maximum number of shares of Common Stock as shall from time to time be necessary to effect the conversion of the shares of Series D Preferred Stock (without regard to any limitations on conversion contained herein).

19.           Failure or Indulgence Not Waiver.  No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Certificate of Determination shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any Person as the drafter hereof.

20.           Notice. Whenever notice is required to be given under this Certificate of Determination, unless otherwise provided herein, such notice must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with an overnight courier service (with next day delivery specified), in each case, properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

NutraCea
5090 N. 40th Street , Suite 400
Phoenix, AZ 85018
Telephone: (602) 522-3000
Facsimile: (602) 522-3001
Attention:  Chief Executive Officer
General Counsel

With a copy (for informational purposes only) to:
Weintraub Genshlea Chediak Law Corporation
400 Capitol Mall
Sacramento, CA 95814
Telephone: (916) 558-6164
Facsimile: (916) 446-1611
Attention:  Christopher Chediak, Esq.
Michael DeAngelis, Esq.

If to the Transfer Agent:
American Stock Transfer & Trust
59 Maiden Lane, Plaza Level – Lobby
New York, NY  10038
Telephone:  (718) 921-8143
Facsimile: (718) 921-8116
Attention:  Joe Wolf, Vice President

If to a Holder, to its address and facsimile number set forth in the records of the Company,

with a copy (for informational purposes only) to:

Greenberg Traurig, LLP
77 W. Wacker Drive, Suite 2500
Chicago, Illinois 60601
Telephone:  (312) 456-8400
Facsimile:  (312) 456-8435
Attention:  Peter H. Lieberman, Esq.
Todd A. Mazur, Esq.

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

21.           Transfer of Series D Preferred Stock. A Holder may transfer some or all of its shares of Series D Preferred Stock without the consent of the Company; provided that such Holder provides the Company with written notice thereof within a reasonable period of time thereafter of the transferee and the number of shares of Series D Preferred Stock so transferred.

22.           Series D Preferred Stock Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Series D Preferred Stock, in which the Company shall record the name, address and facsimile number of the Persons in whose name the shares of Series D Preferred Stock have been issued, as well as the name and address of each transferee. The Company may treat the Person in whose name any Series D Preferred Stock is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

23.           Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the rules and regulations of the Eligible Market on which the Common Stock is then listed, the Corporations Code, this Certificate of Determination or otherwise with respect to the issuance of Series D Preferred Stock or the shares of Common Stock issuable upon conversion thereof or the issuance of any Warrants and the Warrant Shares may be effected by written consent of the Company’s stockholders or at a duly called meeting of the Company’s stockholders, all in accordance with the applicable rules and regulations of such Eligible Market and the Corporations Code. This provision is intended to comply with the applicable sections of the Corporations Code permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

24.           Notices. The Company shall provide each Holder of Series D Preferred Stock with prompt written notice of all actions taken pursuant to the terms of this Certificate of Determination, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company shall give written notice to each such Holder (i) promptly following any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock as a class or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

25.           Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Determination, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or any of its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise.  In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries. Nothing contained in this Section 25 shall limit any obligations of the Company, or any rights of a Holder, under Section 4(i) of the Securities Purchase Agreement.

*  *  *  *  *

EXHIBIT I
NUTRACEA CONVERSION NOTICE

Reference is made to the Certificate of Determination, Preferences and Rights of the Series D Convertible Preferred Stock of NutraCea (the “Certificate of Determination”). In accordance with and pursuant to the Certificate of Determination, the undersigned hereby elects to convert the number of shares of Series D Convertible Preferred Stock, no par value per share (the “Series D Preferred Stock”), of NutraCea, a California corporation (the “Company”), indicated below into shares of common stock, no par value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Number of shares of Series D Preferred Stock to be converted:

Share certificate no(s). of Series D Preferred Stock to be converted:

Tax ID Number (If applicable):

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be credited:	[1]

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock into which the shares of Series D Preferred Stock are being converted in the following name and to the following address:

Issue to:

Address:

Telephone Number:

Facsimile Number:

Authorization:

By:
Title:

Dated:

Account Number (if electronic book entry transfer):

Transaction Code Number (if electronic book entry transfer):

 __________________________________
1 Only applicable if a credit exists under Section 5(b).

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs [                                ] to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated __________, 2008 from the Company and acknowledged and agreed to by [                              ].
NUTRACEA

By:

Name:
Title:

The undersigned declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.

The undersigned has executed this certificate in Phoenix, Arizona on October 16, 2008.

/s/ Bradley Edson
Bradley Edson,
President, Chief Executive Officer and Secretary